UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2016

ASPEN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55107	27-1933597
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1660 S Albion Street, Suite 525, Denver, CO 80246

(Address of Principal Executive Office) (Zip Code)

(303) 333-4224

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2016, Aspen Group, Inc. (the “Company”) entered into a three-year Employment Agreement with Michael Mathews, the Company’s Chief Executive Officer, replacing his prior Employment Agreement which expired May 16, 2016.

In accordance with his Employment Agreement, Mr. Mathews receives an annual base salary of $325,000 and will also be entitled to a cash and equity bonus (“Target Bonus”) if certain EBITDA milestones are met. The cash portion of the Target Bonus will only be earned if the Company has a certain cash balance to pay the Target Bonus. This provision is structured to exclude borrowings under the Company’s Line of Credit Agreement which are designed to meet the minimum cash requirement. Mr. Mathews may also receive a discretionary bonus at the discretion of the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN GROUP, INC.

Date: November 8, 2016	By:	/s/ Michael Mathews
Name: Michael Mathews
Title: Chief Executive Officer